INDEPENDENT CLIENT SERVICE AGREEMENT

This Agreement is made and entered into by and between International Development Corp., 534 Delaware Avenue, Buffalo, NY 14202, (hereinafter "Client") and Louis Shefsky (hereinafter "Contractor") with principal offices at 211 Kingsbridge Circle, Thronhill, Ontario, L4J 8N9, telephone number 905-709-4117

Whereas, Contractor declares it is engaged in, an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that maybe required to carry out said business and the tasks to be performed under this Agreement. Contractor also declares that it has and does provide similar product or services to other Clients in addition to contract services provided to Client.

Whereas, Contractor operates a legitimate business and desires to provide services for Client as set forth herein.

THEREFORE, IN CONSIDERATION OF THE FOREGOING REPRESENTATIONS AND THE FOLLOWING TERMS AND CONDITIONS, THE PARTIES AGREE:


     1. SERVICES TO BE PERFORMED. Client engages Contractor and Contractor agrees to assist the Company to identify and research potential acquisitions. The duration of these services is to be from Jan 4, 2005 to August 4, 2005

     2. TERMS OF PAYMENT. Client shall pay Contractor for the above described services, as the same are reasonably and acceptably provided. Payments are to be made, costs and fees to be reimbursed and prices to be charged as follows until otherwise agreed in writing: a. Client will pay Contractor $5000.00 in cash or free trading client common stock per month. The payment terms shall expire on or about August 4, 2005.

     3. EXPENSE REIMBURSEMENT. Client shall reimburse Contractor and make payment for requested or necessary pre-approved travel and expenses from Contractor's home base. Any such charges or requests for reimbursement for these agreed charges shall be invoiced and may be paid separately by Client either to Contractor or to the independent supplier for which reimbursement is sought.

     4. CONTROL. Contractor retains the sole and exclusive right to control or direct the manner or means by which the work described herein is to be performed. Client retains only the right to control the end product or quality of service delivered to insure its conformity with Client specifications and the provisions herein.

     5. PAYROLL OR EMPLOYMENT TAXES. No payroll, income tax withholding or employment taxes of any kind shall be withheld or paid by Client with respect to payments to Contractor. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. Contractor represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. The Contractor will not be treated as an employee for state or federal tax purposes. Contractor hereby indemnifies and holds harmless Client from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest. Contractor represents that its federal employer identification number is 434-347-9 0.

     6. WORKERS COMPENSATION. No workers compensation insurance has been or will be obtained by Client on account of Contractor or Contractor's employees. Contractor shall register and comply with all applicable workers' compensation laws in all applicable states and Contractor releases and indemnifies Client from all liability as to working conditions and the safety or possible injury of Contractor and its employees.

     7. TERMINATION. This Agreement covers and relates to services to be provided for approximately the next six months from the effective signing date hereof. It may be renewed on a monthly basis with the agreement of the parties.

     8. The parties agree that a facsimile signature shall have the same effect as an actual signature.

Agreed to be effective this 4th day of January 2005 at the City of Toronto, Ontario, Canada.

International Development Corp.                      CONTRACTOR



Signature:                                           Signature:


/s/ Betty Harland                                    /s/ Lou Shefsky

Betty Harland                                        Lou Shefsky
Chairman & CEO                                       Contractor